                                                                    EXHIBIT 10.1

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                         FLASH PARTNERS MASTER AGREEMENT

                         Dated as of September 10, 2004

                                  by and among

                              TOSHIBA CORPORATION,

                               SANDISK CORPORATION

                                       and

                          SANDISK INTERNATIONAL LIMITED

================================================================================

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                Table of Contents

                                                                                 Page
                                                                                 ----
1.  Definitions and Interpretation..............................................   2

2.  Closing and Post-Closing Transactions.......................................   4

3.  Purpose of Flash Partners...................................................   7

4.  Representations and Warranties of the Parties...............................   7

5.  Covenants...................................................................  11

6.  Covenants concerning NAND Flash Memory Products Business....................  12

7.  Other Agreements............................................................  25

8.  Termination.................................................................  28

9.  Miscellaneous...............................................................  33

            This FLASH PARTNERS MASTER AGREEMENT, dated as of September 10, 2004, is entered into by and among, on one side, TOSHIBA CORPORATION, a Japanese corporation ("Toshiba"), and, on the other side, SANDISK CORPORATION, a Delaware corporation ("SanDisk Corporation"), and SANDISK INTERNATIONAL LIMITED, a company organized under the laws of the Cayman Islands ("SanDisk International", and collectively with SanDisk Corporation, "SanDisk," and SanDisk together with Toshiba, the "Parties").

            WHEREAS, pursuant to that certain New Master Agreement between SanDisk Corporation and Toshiba, dated as of April 10, 2002, as amended by that certain Amendment to New Master Agreement between the Parties dated as of August 13, 2002 (the "FVC Japan Master Agreement"), and the agreements referenced therein, the Parties have had a collaboration for development and manufacture of FVC Japan NAND Flash Memory Products (as hereinafter defined);

            WHEREAS, the Parties desire to extend their collaboration to encompass additional joint development and manufacture of Y3 NAND Flash Memory Products (as hereinafter defined) to be produced at the wafer fabrication facility known as "Y3"; and

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            WHEREAS, in order to realize these goals, the Parties desire to consummate or cause to be consummated the transactions described in this Agreement, and any other transactions which the Parties may from time to time consider necessary or appropriate to carry out the intent of the Parties as expressed herein.

            NOW, THEREFORE, the Parties agree as follows:

1. DEFINITIONS AND INTERPRETATION.

1.1 Certain Definitions.

(a) Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A (Definitions, Rules of Construction and General Terms and Conditions).

(b) As used herein, the term "Agreement" means this Flash Partners Master Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto.

1.2 Additional Definitions. The following capitalized terms used in this Agreement shall have the respective meanings assigned in this Agreement:

        TERM                                                       DEFINED IN
        ----                                                       ----------
Acquiring Party                                                 Section 8.1(d)
Alternative Use                                                 Section 6.3(c)(i)
Amendment No. 3 to Patent Cross License Agreement               Section 2.1(c)(iii)
Appointing Party                                                Section 6.7(b)(i)
[***]                                                           Section 6.3(c)(ii)(B)
Closing                                                         Section 2.1(a)
Committee Representatives                                       Section 6.7(b)(i)
Common R&D Agreement                                            Section 2.1(c)(i)
Common R&D Development Expenses                                 Section 6.6(a)(i)
Costs                                                           Section 6.3(c)(i)
Cross License Agreement                                         Section 2.1(c)(iii)
Defaulting Party                                                Section 6.10(d)
Excess Capacity Party/EC Party                                  Section 6.5(b)(i)
Embedded NAND Product                                           Section 6.5(c)(ii)
Employer                                                        Section 6.8(g)
Environmental Indemnification Agreement                         Section 2.1(b)(vii)
Equipment                                                       Section 6.3(c)(i)
Evaluation Wafers                                               Section 6.6(a)(iii)
Financing                                                       Section 6.10(b)(iii)
Flash Partners                                                  Section 2.1(b)

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        TERM                                                       DEFINED IN
        ----                                                       ----------
FP Foundry Agreement                                            Section 2.1(b)(iv)
FP Operating Agreement                                          Section 2.1(b)(ii)
FP Operative Documents                                          Section 2.1(b)
FP Patent Indemnification Agreement                             Section 2.1(b)(vi)
FP Secondees                                                    Section 6.8
FP Termination Date                                             Section 8.1(b)
FP Units                                                        Section 4.2(a)
FVC Japan Master Agreement                                      Recitals
FVC Japan Operative Documents                                   Section 2.3
FVC Japan NAND Flash Memory Products                            Section 3.3(a)
Ics                                                             Section 3.2
Intellectual Property                                           Section 4.7
Investing Party                                                 Section 6.3(c)(i)
Joint Operative Documents                                       Section 2.1(c)
Lease Agreement                                                 Section 2.1(b)(viii)
Management Committee                                            Section 6.7
Minimum RUP Commitment                                          Section 6.3(c)(i)
Master Operative Documents                                      Section 2.2
NAND Flash Memory Integrated Circuits                           Section 6.11
NAND Flash Memory Products                                      Section 3.2
NAND Process Technology                                         Section 6.1(a)
Non-Defaulting Party                                            Section 6.10(d)
Non-Investing Party                                             Section 6.3(c)(i)
Non-Originating Party                                           Section 6.5(e)
Originating Party                                               Section 6.5(e)
Parties                                                         Heading
Product Development Agreement                                   Section 2.1(c)(ii)
Proprietary NAND Flash Memory Products                          Section 6.5(d)
Purchase and Supply Agreements                                  Section 2.1(b)(v)
Qualification Wafers                                            Section 6.6(a)(iv)
Ramp-Up Plan                                                    Section 6.3(b)
Requesting Party                                                Section 8.1(d)(i)
[***]                                                           Section 6.3(c)(ii)
[***]                                                           Section 6.3(c)(ii)
SanDisk                                                         Heading
SanDisk Corporation                                             Heading
SanDisk Financing                                               Section 6.10(b)(iii)
SanDisk International                                           Heading

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       3
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
        TERM                                                       DEFINED IN
        ----                                                       ----------
SanDisk Purchase and Supply Agreement                           Section 2.1(b)(v)
SanDisk Termination Capacity                                    Section 8.1(e)(i)
Selling Party                                                   Section 8.1(d)
Start-Up Costs                                                  Section 6.2
Termination Capacity                                            Section 8.1(d)(i)
Third Party Sale                                                Section 6.3(c)(i)
Toshiba                                                         Heading
Toshiba Financing                                               Section 6.10(b)(iii)
Toshiba Foundry NAND Flash Memory Products                      Section 3.3(a)
Toshiba Purchase and Supply Agreement                           Section 2.1(b)(v)
Toshiba-SanDisk Services Agreement                              Section 2.1(c)(iii)
[***]                                                           Section 6.3(c)(ii)(A)
Unit Purchase Agreement                                         Section 2.1(b)(i)
Y3 Direct R&D Development Products                              Section 6.6(a)(ii)
Y3 Facility                                                     Section 3.1
Y3 Facility Target Capacity                                     Section 7.3(b)
Y3 NAND Flash Memory Products                                   Section 3.3(a)
[***]                                                           Section 7.4(c)(i)

1.3 Rules of Construction and Documentary Conventions. The rules of construction and documentary conventions and general terms and conditions set forth in Appendix A shall apply to this Agreement.

1.4 Precedence. The terms and provisions of this Agreement are binding on the Parties; provided, however, that to the extent that a description in this Agreement of another agreement (whether an Operative Document or otherwise) conflicts with or differs from the provisions of that agreement, then the provisions of that agreement shall control as to such conflict or difference.

2.    CLOSING AND POST-CLOSING TRANSACTIONS

2.1   Closing Transactions.

(a)   Closing. The Parties shall effect the transactions set forth in this
      Section 2.1, all of which shall be considered to occur on the date hereof unless otherwise stipulated (the effecting of such transactions, collectively, the "Closing").

(b) Flash Partners Documents. Unless otherwise indicated in this Section 2.1(c), as of the Closing Date, the Parties shall enter into or cause to be entered into or otherwise become effective the following agreements and documents (collectively with this Agreement, the "FP Operative Documents") to apply to their joint development, manufacture and selling of Y3 NAND Flash Memory Products by

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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      and through Flash Partners, Ltd., a Japanese yugen kaisha ("Flash
      Partners") (the description of each document below is for reference only and shall not be used in interpreting any such document):

      (i) a Unit Purchase Agreement between Toshiba and SanDisk International, dated as of the date hereof, in the form of Exhibit A1 (the "Unit Purchase Agreement"), and which concerns the sale by Toshiba and purchase by SanDisk International at the Closing of 49.9% of the FP Units;

      (ii) an Operating Agreement between Toshiba and SanDisk International, dated as of the date hereof, in the form of Exhibit A2 (the "FP Operating Agreement"), and which concerns governance of Flash Partners;

      (iii) Articles of Incorporation of Flash Partners in the form of Exhibit A to the FP Operating Agreement;

      (iv) a Foundry Agreement, dated as of the date hereof, between Flash Partners and Toshiba in the form of Exhibit A3 (the "FP Foundry Agreement");

      (v) a Purchase and Supply Agreement, dated as of the date hereof, by and between Flash Partners and SanDisk International in the form of Exhibit A4-1 (the "SanDisk Purchase and Supply Agreement") and a Purchase and Supply Agreement, dated as of the date hereof, between Flash Partners and Toshiba in the form of Exhibit A4-2 (the "Toshiba Purchase and Supply Agreement" and together with the SanDisk Purchase and Supply Agreement, the "Purchase and Supply Agreements"), and which concern the forecasting and purchase commitments by SanDisk and Toshiba, respectively, of Y3 NAND Flash Memory Products;

      (vi) a Patent Indemnification Agreement between SanDisk Corporation and Toshiba, dated as of the date hereof, in the form of Exhibit A5 (the "FP Patent Indemnification Agreement"), and which concerns patent indemnification obligations of Toshiba in favor of SanDisk and certain contribution obligations of SanDisk with respect to Y3 NAND Flash Memory Products;

      (vii) a Mutual Contribution and Environmental Indemnification Agreement between SanDisk Corporation and Toshiba, dated as of the date hereof, in the form of Exhibit A6 (the "Environmental Indemnification Agreement"), and which concerns indemnification obligations of the Parties in favor of one another with respect to Flash Partners and the Yokkaichi Facility; and

      (viii) a Lease Agreement between Flash Partners and Toshiba, as owner of the Yokkaichi Facility, dated as of the date hereof, in the form of Exhibit A7 (the "Lease Agreement"), and which concerns the leasing of Flash Partners' equipment to Toshiba as owner of the Yokkaichi Facility.

(c) Joint Operative Documents. The Parties acknowledge and agree that the following agreements shall remain in force or be amended or executed as indicated below

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      and shall apply generally to the Parties' collaboration with respect to
      NAND Flash Memory Products and related products (collectively, the "Joint Operative Documents"):

      (i) the Amended and Restated Common R&D and Participation Agreement, dated as of the date hereof, between SanDisk Corporation and Toshiba (the "Common R&D Agreement"), a copy of which is Exhibit B1 and which concerns collaboration between the Parties with respect to research and development activities;

      (ii) the Amended and Restated Product Development Agreement, dated as of the date hereof, between the SanDisk Corporation and Toshiba (the "Product Development Agreement"), a copy of which is Exhibit B2 and which concerns collaboration between the Parties with respect to product development activities;

      (iii) an Amendment No. 3 to Patent Cross License Agreement, dated as of the date hereof, between SanDisk Corporation and Toshiba (the "Amendment No. 3 to Patent Cross License Agreement"), a copy of which is Exhibit B3, amending that certain Patent Cross License Agreement between SanDisk Corporation and Toshiba, dated as of July 30, 1997 (as amended by Amendment No. 1 to Patent Cross License Agreement, dated as of May 9, 2000, and Amendment No. 2 to Patent Cross License Agreement, dated as of April 10, 2002, the "Cross License Agreement"), and which concerns certain patent licenses granted by SanDisk Corporation and Toshiba to one another; and an Amendment No. 1 to Services Agreement, dated as of the date hereof, between SanDisk Corporation and Toshiba ("Toshiba-SanDisk Services Agreement"), a copy of which is Exhibit B4, amending that certain Toshiba-SanDisk Services Agreement, dated as of July 1, 2002, which concerns Toshiba's provision of certain services to SanDisk and SanDisk's payment to Toshiba for such services.

2.2 Further Assurances. Following the Closing, each Party shall, and shall cause its Affiliates and Flash Partners to, take all reasonable actions necessary or appropriate to effectuate the transactions contemplated by this Agreement, the FP Operative Documents and the Joint Operative Documents (collectively, the "Master Operative Documents"), and to obtain (and cooperate with the other Party in obtaining) any Governmental Action or third party consent required to be obtained or made by it in connection with any of the transactions contemplated by the Master Operative Documents; provided, that no Burdensome Condition shall be made to exist with respect to such Party or any of its Affiliates in connection therewith.

2.3 Continuation of FVC Japan Documents. The Parties agree that unless otherwise expressly stated herein (A) the FVC Japan Operative Documents shall not affect the interpretation of this Agreement or the governance or operation of Flash Partners or the Y3 Facility and (B) the FP Operative Documents shall not affect the interpretation of the FVC Japan Master Agreement or the governance operation of FVC Japan or the FVC Japan Equipment. The Parties further acknowledge that their agreement concerning the relationship between the FVC Japan Operative Documents and FP Operative Documents is stated in a letter agreement between Toshiba and SanDisk, dated as of the date hereof (which is not itself either an FVC Japan Operative Document or FP Operative Document).

3.    PURPOSE OF FLASH PARTNERS

3.1 Purpose. The Parties acknowledge and agree that the purpose of the Master Operative Documents and Flash Partners is the manufacture, including by subcontract to Toshiba pursuant to the FP Foundry Agreement, and sale to the Parties of NAND Flash Memory Products manufactured at the facility of the Flash Partners known by the Parties as "Y3" (the "Y3 Facility"), which is a part of the Yokkaichi Facility (defined in Appendix A).

3.2 NAND Flash Memory Products. "NAND Flash Memory Products" are NAND (both binary and MLC Flash Memory) Flash Memory Integrated Circuits ("ICs"), excluding any products with process design rules generally greater than .25 microns. Embedded IC's incorporating NAND Flash Memory Products shall be considered to constitute "NAND Flash Memory Products" if the main function and value of such IC is flash memory, but shall not be considered to constitute "NAND Flash Memory Products" if the main function and value of such IC is logic. For the purpose of the foregoing, the "main function and value" of any product shall be considered to be flash memory if (x) the total NAND flash memory array area is greater than [***] of the total die area or (y) the product is a cut-down or derivative of a standard NAND Flash Memory Product.

3.3   Products.

(a) NAND Flash Memory Products manufactured at the Y3 Facility are referred to as "Y3 NAND Flash Memory Products," NAND Flash Memory Products manufactured for FVC Japan using the FVC Japan Equipment are referred to as "FVC Japan NAND Flash Memory Products" and NAND Flash Memory Products manufactured at the Toshiba Foundry Facility (defined in Appendix A) are referred to as "Toshiba Foundry NAND Flash Memory Products".

(b) Each Party shall be permitted to market and sell all NAND Flash Memory Products to any third party in any form, including chips, packaged devices, wafers, die and cards.

4.    REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      Except as may be disclosed in disclosure schedules attached to this Agreement, each Party represents and warrants to the other Party, as of the Closing, as follows:

4.1   Organization, Ownership Interest, etc.

(a) It and each of its Affiliates that is a party to any Master Operative Document is duly organized, validly existing and in good standing under the laws of its

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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      jurisdiction of organization or incorporation and has the power and authority to carry on its business as conducted on the date hereof, to own or hold under lease its properties and to enter into and perform its obligations under each Master Operative Document to which it is a party.

(b) It and each of its Affiliates that is a party to any Master Operative Document is duly qualified to own or lease its properties and generally to conduct its business as currently, or proposed under the Master Operative Documents to be, conducted in each jurisdiction necessary for purposes of the transactions contemplated by the Master Operative Documents, except where failure to so qualify would not have a material adverse effect on either Party or Flash Partners.

4.2   Authorization; No Conflict.

(a)   It and each of its Affiliates has duly authorized by all necessary action
      (i) the execution, delivery and performance of each Master Operative Document to which it or any of its Affiliates is a party and (ii) the exercise of its rights as a holder of units (shusshi mochibun) of Flash Partners (the "FP Units") to approve the execution, delivery and performance by Flash Partners of each Master Operative Document to which it is a party and for which the approval of the holders of FP Units is required.

(b) Its and each of its Affiliates' execution and delivery of each Master Operative Document to which it is a party, its and each of its Affiliates' consummation of the transactions contemplated thereby and its and each of its Affiliates' compliance therewith does not and will not (i) require any approval of its or any of such Affiliates' stockholders or any approval or consent of any trustee or holder of any of its or any of such Affiliates' Indebtedness or obligations, (ii) contravene any Governmental Rule applicable to or binding on it or any of such Affiliates or any of its or their properties if such contravention would have a material adverse effect on it or any of such Affiliates or on its or their ability to perform any of its or any of such Affiliates' obligations under any Master Operative Document, (iii) contravene or result in any breach of, or constitute any default, with or without the passage of time, the giving of notice or both, under its charter or by-laws, or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its or any of such Affiliates property or the property of Flash Partners under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, non-compete agreement, license agreement, partnership or joint venture agreement or other material agreement or document to which it or any of such Affiliates is a party or by which it or any of such Affiliates or any of its or their properties is or is intended to be bound or by which Flash Partners or any of its properties is or is intended to be bound, (iv) require any negotiation with, or notice to, any labor union or violate, or require any procedure to be followed under, any collective bargaining or other agreement with employees or (v) require any Governmental Action (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the construction and operation of the Y3 Facility), except, in each case described in clauses (i) through (v) above, such as have been duly obtained, made, taken or otherwise accomplished and which are in full force and effect. All consents and approvals of any Governmental Authority (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the operation of the Y3 Facility) or other third Person necessary or advisable for such Party or any of its Affiliates to consummate in all material respects the transactions contemplated by the Master Operative Documents have been obtained. No Burdensome Condition exists with respect to such Party, any of its Affiliates or Flash Partners in connection with the transactions contemplated by the Master Operative Documents.

4.3   Enforceability.

(a) It has duly executed and delivered this Agreement and, upon the execution and delivery of this Agreement by the other Party, this Agreement will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b) It and each of its Affiliates have duly executed and delivered each other Master Operative Document to which it or any such Affiliate is a party and, upon the execution and delivery of each such other Master Operative Document by each other party thereto, each such other Master Operative Document will constitute its legal, valid and binding obligation, enforceable against it or its Affiliates in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.4 Proceedings. There are no actions, claims, investigations or proceedings pending, or to its knowledge threatened, by or before any Governmental Authority that, if adversely determined, would have a material adverse effect on it or any of its Affiliates that is a party to any Master Operative Document or, on the conduct of the business of Flash Partners following the Closing as contemplated in the Master Operative Documents or on it or any of its Affiliates' ability to perform any material obligation under any Master Operative Document.

4.5 Litigation; Decrees. Except as set forth in Schedule 4.5, there are no lawsuits, arbitrations or other legal proceedings pending, or to its knowledge threatened, by or against or affecting it or any of its Affiliates or any of their respective properties that (i) are reasonably likely, based on information known to it as of the date hereof, to have a material adverse effect on the conduct of the business of Flash Partners following the Closing as contemplated by the Master Operative Documents or
      (ii) relate to any of the transactions contemplated by the Master

      Operative Documents in a manner which is material to it, any of its Affiliates' or Flash Partners ability of it to carry out the transactions contemplated hereby and in the FP Operative Documents or which could have a material adverse effect on the conduct of the business of Flash Partners following the Closing as contemplated in the Master Operative Documents.

4.6 Compliance with Other Instruments. Neither it nor any of its Affiliates that is a party to any Master Operative Document is in default in any material respect in the performance of any material obligation, agreement, instrument or undertaking to which it or any of its Affiliates is a party or by which it or any of its Affiliates or any of its of their properties is bound, and there is no such obligation, agreement, instrument or undertaking to which it or any of its Affiliates is a party or by which it or any of its Affiliates or any of its or their properties is bound, in each case which is reasonably likely to have a material adverse effect on the conduct of the business of Flash Partners following the Closing as contemplated by the Master Operative Documents.

4.7 Patents and Proprietary Rights. Except as set forth in Schedule 4.7, to its knowledge, it owns or possesses sufficient legal rights to all patents, utility models, trademarks, service marks, trade names, copyrights, applications for any of the foregoing, mask works, software, trade secrets, licenses, information and proprietary rights and processes (collectively, "Intellectual Property") necessary (i) to carry out its or any of its Affiliates' obligations under the Master Operative Documents and (ii) for the conduct of the business of Flash Partners following the Closing as contemplated in the Master Operative Documents, without any conflict with or infringement of the rights of others, except as will not have a material adverse effect on either (i) or (ii) above. Except with respect to items referenced in Schedule 4.7, it has not received any communications alleging that its Intellectual Property violates, or by its or any of its Affiliates entering into the transactions contemplated by the Master Operative Documents, would violate the Intellectual Property of any other Person or entity, which violation could reasonably be expected to have a material adverse effect on either (i) or (ii) above.

4.8 Compliance with Laws. It and each of its Affiliates has complied and is complying in all material respects with all laws, statutes, permit requirements, licensing requirements, rules and regulations and judicial or administrative decisions, except where the failure to so comply would not have a material adverse effect on its or any of its Affiliates ability to perform its or their obligations hereunder or under any other Master Operative Document or on the conduct of the business of Flash Partners following the Closing as contemplated by the Master Operative Documents.

4.9 Patent Cross Licenses. Except as set forth on Schedule 4.9, with respect to (a) Toshiba, there are no patent cross licenses between it and any third party that would require Flash Partners to make any payment pursuant to Section 10 of the Cross License Agreement, and (b) SanDisk, there are no patent cross licenses between it and any third party that would require Flash Partners to make any payment pursuant to Section 8 of the Cross License Agreement.

5.    COVENANTS

5.1   Covenants of the Parties. Each Party agrees that, during the term of this
      Agreement:

(a) Performance of Obligations. It and each of its Affiliates shall fully and faithfully carry out (i) all its obligations under each Master Operative Document to which it or any Affiliate is a party, and (ii) once agreed, each applicable Business Plan (as defined in the FP Operating Agreement).

(b) Ownership Interest. Except as otherwise expressly permitted by the FP Operating Agreement and this Agreement, it shall not Transfer or permit any of its Affiliates to Transfer all or any portion of its FP Units (or all or any portion of its interest in any Affiliate through which it beneficially owns its FP Units), to any Person without the consent of the other Party.

5.2   Public Announcements.

(a) At or following the Closing, neither Party shall, nor shall it permit any of its Affiliates to, without the prior written consent of the other
      Party:

      (i) issue any public release, announcement or other document, or otherwise publicly disclose any information or make any public statement, concerning the operations of Flash Partners or that refers to the other Party or any of its Affiliates in connection therewith (other than a general reference to affiliation with Flash Partners) that (A) concerns the financial condition or results of operations of Flash Partners other than as required by any Governmental Rule, Japanese GAAP, Japanese GAAS, US GAAP or US GAAS, with respect to the financial disclosure obligations of either Party or (B) disparages either Party, or Flash Partners' performance or reflects negatively on either Party's commitment to either of Flash Partners; or

      (ii) other than as may be required in connection with filings required to be made with Governmental Authorities with respect to the transactions contemplated by the FP Operative Documents pursuant to the Japanese Foreign Exchange and Foreign Trade Law and related regulations, (A) publicly file all or any part of any Master Operative Document or any description thereof or (B) issue or otherwise make publicly available any press release, announcement or other document that contains Confidential Information belonging to the other Party (or its Affiliates) or Flash Partners, except as may be required by any applicable Governmental Rule, in which case such Party shall (or shall cause the Person required to make such filing to) cooperate with the other Party, to the extent reasonable and practicable, in obtaining any confidential treatment for such filing requested by the other Party.

(b) Each Party shall use commercially reasonable efforts to grant or deny any approval required under this Section 5.2 within five (5) days of receipt of written request by the other Party; provided, however, a Party's failure to respond within said time period shall not be deemed to constitute such Party's approval or consent.

5.3 Expenses. Each Party shall bear its own expenses in connection with the negotiation, execution and delivery of the Master Operative Documents.

5.4 Undertaking as to Affiliate Obligations. Each Party shall cause all covenants, conditions and agreements to be performed, observed or satisfied by each of its Affiliates that is a party to any Master Operative Documents to be fully and faithfully observed, performed and satisfied by such Affiliate, and shall not cause or permit to exist (i) an Event of Default with respect to such Affiliate or (ii) except as otherwise permitted by the FP Operating Agreement, any event of dissolution of Flash Partners caused by such Affiliate. Nothing in Section
      5.1 or in this Section 5.4 shall be construed to create any right in any Person other than the Parties. Without limiting the generality of the foregoing, SanDisk hereby guarantees the obligations of SanDisk International hereunder and under any Master Operative Document to which SanDisk International is a party.

5.5 Continuity and Maintenance of Operations. During the term of this Agreement, each Party agrees on behalf of itself and each of its Affiliates that is a party to any Master Operative Document to use all reasonable efforts consistent with past practice and policies to (i) preserve intact in all material respects its and their present business operations, (ii) keep available the services of its and their key employees as a group, and (iii) preserve its relationships with suppliers, licensors, licensees, and others having business relationships with it or them, each to the extent necessary to allow it and such Affiliates to perform its and their obligations under the Master Operative Documents and to allow Flash Partners to conduct its business as contemplated in its most recently approved Business Plan.

5.6 Certain Deliveries and Notices. Each Party shall promptly inform in writing the other Party of (i) any event or occurrences which could be reasonably expected to have a material adverse effect on its or any of its Affiliates' ability to perform its or their obligations under any of the Master Operative Documents or the ability of Flash Partners to conduct its business as contemplated in its most recently approved Business Plan, or
      (ii) any breach or failure to satisfy any condition or covenant contained herein or in any other Master Operative Document by such Party or any of its Affiliates.

6.    COVENANTS CONCERNING NAND FLASH MEMORY PRODUCTS BUSINESS

6.1   Technology Transfers.

(a) Toshiba will make available to Flash Partners its 90 nanometer [***] process technology applicable to the manufacturing and testing of NAND Flash Memory Products ("NAND Process Technology") on the fastest practicable

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      schedule. All process integration for new processes will be led by Toshiba employees at the Yokkaichi Facility to the extent reasonably possible. Toshiba will cause its employees, including its advanced microelectronics center employees, to cooperate in achieving an efficient transition from development module to operating process and volume production. Flash Partners will establish a pilot line where (unless impracticable) substantially all tests for 300 millimeter NAND technology will be conducted.

(b) Whenever a technology transfer is required hereunder, Toshiba shall deliver such level of NAND Process Technology to the Y3 Facility as would be normal practice by the Toshiba Semiconductor Company whenever it transfers a technology to a new manufacturing facility or transfers a new or advanced technology to an existing manufacturing facility in order to achieve successful implementation of the newly transferred technology.

(c) A technology transfer hereunder shall be deemed complete when the transferred technology passes a reasonable qualification procedure to be mutually agreed upon by the Parties.

(d)   [***]

(e)   [***]

6.2 Start-Up Services for Y3. The Parties acknowledge that either or both of the Parties and Flash Partners have incurred or will incur costs in connection with developing Flash Partners and the Y3 Facility and preparing the Y3 Facility for production, including personnel costs, materials costs and other operating expenses, that are properly allocable to Flash Partners and for which each Party has the obligation ultimately to bear 50% of the responsibility ("Start-Up Costs"). The Parties shall discuss in good faith and agree upon the Start-Up Costs, the allocation to Flash Partners of Start-Up Costs borne by either Party and the means and timing of each Party being reimbursed or credited for having incurred more than 50% of the Start-Up Costs or of making payments due to having incurred less than 50% of the Start-Up Costs.

6.3   Y3 Facility Ramp-Up Plan.

(a) Equal Participation and Purchase Price Per Unit. The Parties intend to meet demand for increased capacity by equally investing in, and jointly building, and sharing, on equal or substantially equal terms, equal amounts of new capacity for Y3 NAND Flash Memory Products, except as they may otherwise agree as contemplated herein. [***]

(b) Ramp-Up Plan. The Parties acknowledge that they intend to expand their Y3 NAND Flash Memory Product manufacturing capacity through development of the Y3 Facility according to volumes and timing set forth in Schedule 6.3(b) (including to [***] L/M, the "Ramp-Up Plan"). The Parties will discuss in good

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      faith whether the production capacity of Y3 should be expanded by the
      Parties toward the Y3 Facility's targeted capacity of approximately [***] L/M.

(c) Ramp-Up Plan Commitments and Changes. The Parties agree as follows concerning the Ramp-Up Plan:

      (i) The initial 600 L/M in aggregate increases in production capacity of the Y3 Facility identified on the Ramp-Up Plan shall be considered firmly committed by each Party (i.e., 300 L/M each) as of the times specified in the Ramp-Up Plan and in accordance with this Section 6.3(c)(i) (the "Minimum RUP Commitment"). The Parties shall agree upon one or more Business Plans that provide for implementing the Minimum RUP Commitment. [***]

6.4   Capacity.

(a) Priority.

      [***]

(b)   [***]

(c) Technology Transfer. If the Parties mutually agree to secure external manufacturing sources other than the Yokkaichi Facility through joint investment, Flash Partners and Toshiba, as applicable, will jointly transfer the applicable manufacturing technology and know-how to such source. Flash Partners (with respect to 300 millimeter wafers) and FVC Japan (with respect to 200 millimeter wafers) will conduct all negotiations with the external manufacturing source; provided, however, the terms and conditions of any agreement shall be subject to prior consultation with and the approval of Toshiba. In connection with any technology transfer to such external source, Toshiba will be reimbursed its mutually agreed transfer costs for assisting in the transfer of manufacturing technology and know-how. If the new capacity secured at such external manufacturing source is requested by only one of the Parties, such Party will pay the transfer costs and be entitled to purchase the full output of NAND Flash Memory Products purchased by FVC Japan or Flash Partners, as applicable, from such external manufacturing source. If both Parties request such new external capacity, then FVC Japan or Flash Partners, as applicable, will pay the transfer costs to Toshiba. Neither Party shall have the right to grant manufacturing licenses to such external manufacturing source or to disclose or transfer to any such external manufacturing source, manufacturing know-how related to the manufacture of NAND Flash Memory Products, except through FVC Japan or Flash Partners.

6.5   Capacity Sharing Arrangement.

(a) Equal right to capacity. Subject to Section 6.3(c), each of the Parties will have the right and obligation, through Flash Partners, to utilize 50% of the wafers produced

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      at the Y3 Facility based on a measure of equivalent lots out per week with the equivalency being weighed based on the process complexity factors (as calculated by a formula to be mutually determined by the Parties) of the Y3 NAND Flash Memory Products.

(b)   Alternative use of allotted capacity.

      (i) If a Party is unable to utilize its allotted manufacturing capacity for Y3 NAND Flash Memory Products (such Party, an "Excess Capacity" or "EC Party"), it may do any of the following:

            (A) An EC Party may request the other Party to negotiate the terms of transfer of its capacity shortfall to the other Party, which may choose whether to accept such additional capacity and on what terms in its sole discretion.

            (B) An EC Party may use its capacity for Embedded NAND Products, as defined in and subject to Section 6.5(c).

            (C) An EC Party may use its capacity for Proprietary NAND Flash Memory Products and non-Proprietary NAND Flash Memory Products, in accordance with and subject to Sections 6.5(d) and (e).

            If an EC Party is not able to utilize or transfer its allotted capacity pursuant to Section 6.5(b), it shall pay the incremental cost increase to the Party not experiencing a shortfall (or pay to Flash Partners an under-utilization fee in accordance with a formula to be mutually determined by the Parties).

      (ii) If both Parties are EC Parties because demand for both Parties' Y3 NAND Flash Memory Products are significantly below expectations, the Parties will discuss in good faith whether to permit products which are not Y3 NAND Flash Memory Products to be produced at the Y3 Facility; provided that (A) the inability of the Parties so to agree shall not constitute a Deadlock (as defined in the FP Operating Agreement) and (B) the foregoing shall not limit either Party's rights in the remainder of this Section 6.5.

(c) Either Party shall have the right use a portion of its total allocated capacity with respect to the Y3 Facility to run a memory product which is not a Y3 NAND Flash Memory Product (solely because the NAND flash memory array area is equal to or less than [***] of the total die area ("Embedded NAND Product")) so long as such Embedded NAND Product [***]. If a Party exercises its option to run Embedded NAND Products, it must [***]. The conditions stated in Sections 6.5(d) and (e) do not apply to Embedded NAND Products.

(d) Each Party may use a portion of its total allocated capacity to cause to be manufactured NAND Flash Memory Products which are proprietary to that Party ("Proprietary NAND Flash Memory Products") and which need not be shared with the other Party. Proprietary NAND Flash Memory Products may be produced at the Y3 Facility so long as such products [***]. If a Party exercises such option, it must [***]. No such Proprietary NAND Flash Memory Products may be run if doing so [***]. Each Party shall give the other Party at least ninety (90) days' advance written notice of its intention to use a portion of its allocated capacity to manufacture Proprietary NAND Flash Memory Products and the Parties shall refer the matter to the Board of Directors for consultation and planning, with the intention to minimize the impact of such allocation. Such notifying Party will limit the output volume of such Proprietary NAND Flash Memory Products to [***] of such Party's total allocated output at the Y3 Facility unless it receives the consent of the other Party to an increase in such output volume above such limit.

(e) Each Party (the "Originating Party") shall inform the other (the "Non-Originating Party") of the development plans by the Originating Party to develop NAND Flash Memory Products, and the Originating Party and the Non-Originating Party shall each refer such matter to the Coordinating Committee (as defined in the Product Development Agreement). If the Coordinating Committee unanimously decides that such planned development shall be undertaken jointly, then the cost

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      of such joint development shall be borne by each Party in accordance with the Product Development Agreement, and the NAND Flash Memory Products manufactured following such joint development shall be considered non-Proprietary NAND Flash Memory Products for purposes of Section 6.5(d); provided, however, the NAND Flash Memory Products set forth in Exhibit A to the Product Development Agreement shall be deemed to be non-Proprietary NAND Flash Memory Products without any action by the Coordinating Committee. Subject to the foregoing, if the Coordinating Committee does not unanimously decide that such planned development shall be undertaken jointly, then the Originating Party may, at its sole discretion, either
      (i) transfer to the Non-Originating Party the technology, including the items in Exhibit C to the Product Development Agreement relating to such technology, used to manufacture such NAND Flash Memory Products on a royalty-free basis, whereupon such NAND Flash Memory Products shall be considered non-Proprietary NAND Flash Memory Products, or (ii) treat such NAND Flash Memory Products as Proprietary NAND Flash Memory Products for purposes of Section 6.5(d). In the event the Originating Party elects to treat any NAND Flash Memory Products as Proprietary NAND Flash Memory Products in accordance with the preceding sentence, but thereafter the Coordinating Committee unanimously determines that such Proprietary NAND Flash Memory Products should be developed jointly, the Originating Party shall transfer to the other Party the technology used to manufacture such NAND Flash Memory Products on reasonable terms and conditions to be mutually agreed upon by the Parties, whereupon such Proprietary NAND Flash Memory Products shall be treated as non-Proprietary NAND Flash Memory Products.

6.6 Engineering Wafers and Development Expense. Each Party will have full access to all operational and engineering data and reports related to engineering wafers manufactured at Y3.

(a) Engineering wafers and development expenses are further and more completely defined in four categories: Common R&D Development Expenses, Y3 Direct R&D Development Products, Evaluation Wafers, and Qualification Wafers (each as defined below).

      (i) "Common R&D Development Expenses" means [***]. The Parties agree to set up pilot-line(s) [***]. The Parties confirm their intent that [***]. Notwithstanding the foregoing, the Parties shall meet from time to time [***]. The Parties shall meet at the end of each quarter to determine if any engineering activities performed during the quarter [***], whether agreed in advance or not [***]. If any activities performed [***] are agreed by the parties to [***].

      (ii) "Y3 Direct R&D Development Products" are those products developed [***].

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      (iii) "Evaluation Wafers" are those wafers manufactured [***]. Both parties are entitled to receive evaluation wafers [***]. The cost of Evaluation Wafers is [***].

      (iv) "Qualification Wafers" are those wafers [***]. The Parties will discuss and agree on the appropriate quantity of Qualification Wafers required for each Y3 NAND Flash Memory Product. [***].

(b)   [***].

6.7 Creation of Management Committee. The management committee established by the Parties pursuant to the FVC Japan Master Agreement to facilitate management of the operations of FVC Japan (the "Management Committee") shall do the same for Flash Partners, as detailed in this Section 6.7.

(a) Authority. The Management Committee shall have the authority to (i) advise Flash Partners with respect to policy and operating matters common to Toshiba and SanDisk as well as on such other matters as Flash Partners may refer to the Management Committee from time to time, (ii) hear and seek to resolve any disputes regarding operational matters or alleged breaches of any Master Operative Documents (including dispute resolution), and (iii) take the actions specified to be taken by the Management Committee in this Agreement or any Master Operative Document, including in this Section 6.7 and in Section 6.1.

(b)   Members of the Management Committee; Voting; etc.

      (i) The Management Committee shall consist of six members (the "Committee Representatives"), three of whom shall be appointed by Toshiba, and three of whom shall be appointed by SanDisk (for such purpose, each of the Parties is referred to in this Section 6.7 as an "Appointing Party"). Each Appointing Party shall be entitled to appoint an alternate Committee Representative to serve in the place of any Committee Representative appointed by such Appointing Party should any such Committee Representative be unable to attend a meeting. Each Party shall be entitled to invite a reasonable numbers of observers to all Management Committee meetings.

      (ii) Each Committee Representative or alternate Committee Representative shall serve at the pleasure of the designating Appointing Party and may be removed as such, with or without cause, and his successor designated, by the designating Appointing Party. Each Appointing Party shall have the right to designate a replacement Committee Representative in the event of any vacancy among such Appointing Party's appointees.

      (iii) Each Appointing Party shall bear any cost and expense incurred by any Committee Representative or alternate Committee Representative designated by such Appointing Party to serve on the Management Committee, and no Committee Representative or alternate Committee

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             Representative shall be entitled to compensation from Flash
             Partners for serving in such capacity.

      (iv) Each Appointing Party shall notify the other Appointing Party and Flash Partners in writing of the name, business address and business telephone and facsimile numbers of each Committee Representative and each alternate Committee Representative that such Appointing Party has been appointed to the Management Committee. Each Appointing Party shall promptly notify the other Appointing Party and Flash Partners of any change in such Appointing Party's appointments or of any change in any such address or number.

      (v) For purposes of any approval or action taken by the Management Committee, each Committee Representative shall have one vote. All of the votes eligible to be cast at any meeting must be voted in favor of any action to be taken by the Management Committee at such meeting.

      (vi) At any meeting of the Management Committee, a Committee Representative, in the absence of one or more other Committee Representatives appointed by the same Appointing Party or an alternate Committee Representative, may cast the vote such absent Committee Representatives would otherwise be entitled to cast.

      (vii) The quorum necessary for any meeting of the Management Committee shall be those Committee Representatives entitled to cast all of the votes held by the members of the Management Committee. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under Section 6.7(c), unless the Committee Representative or Committee Representatives as to whom such notice was not properly given attend(s) such meeting without protesting the lack of notice or duly execute(s) and deliver(s) a written waiver of notice or a written consent to the holding of such meeting.

      (viii) Each appointment by an Appointing Party to the Management Committee shall remain in effect until the Appointing Party making such appointment notifies the other Appointing Party and Flash Partners in writing of a change in such appointment. The resignation or removal of a Committee Representative shall not invalidate any act of such Committee Representative taken before the giving of such written notice of the removal or resignation of such Committee Representative (or alternate Committee Representative).

(c)   Meetings, Notice, etc.

      (i) Meetings of the Management Committee shall be held at such location or locations as may be selected by the Management Committee from time to time.

      (ii) Regular meetings of the Management Committee shall be held on such dates and at such times as shall be determined by the Management Committee and shall be held as required or as requested by the Board of Directors.

      (iii) Notice of any regular meeting or special meeting pursuant to Section 6.7(c)(iv) shall be given to each Committee Representative at least ten (10) Business Days prior to such meeting in the case of a meeting in person or at least five (5) Business Days prior to such meeting in the case of a meeting by conference telephone or similar communications equipment pursuant to Section 6.7(c)(vi), which notice shall state the purpose or purposes for which such meeting is being called and include any supporting documentation relating to any action to be taken at such meeting.

      (iv) Special meetings of the Management Committee may be called by any Committee Representative by notice given in accordance with the notice requirements set forth in this Section 6.7, which notice shall state in reasonable detail the purpose or purposes for which such meeting is being called; provided, that, the Committee Representatives appointed by the Appointing Party that is not represented by the Committee Representative calling such special meeting shall be entitled to in good faith select a convenient location for the meeting and to suggest an alternative time or times if the designated time is not convenient for them. Except as set forth in Section 6.7(c)(vi), no action may be taken and no business may be transacted at such special meeting which is not identified in such notice unless (A) such action or business is incidental to the action or business for which the special meeting is called or (B) such action or business does not materially adversely affect the Parties, any of their respective Affiliates which are parties to any of the Master Operative Documents or Flash Partners. Minutes of each Management Committee meeting shall be sent by facsimile to all Committee Representatives within ten (10) Business Days after such meeting. Material to be presented at any Management Committee meeting shall be sent by facsimile, electronic mail or delivered in hard copy to all Committee Representatives together with the notice described in Section 6.7(c)(vi).

      (v) The actions taken by the Management Committee at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, any Committee Representative as to whom such meeting was improperly held duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting; provided, however, any Committee Representative who is present at a meeting and does not protest the failure of notice shall be deemed to have received adequate notice thereof. A vote of the Management Committee may be taken only either in a meeting of the members thereof duly called and held or by the execution by the Committee Representatives eligible to cast all the votes on the Management Committee without a meeting of a consent setting forth the action so taken, and identified as a consent of the Committee Representatives pursuant to this Section 6.7.

      (vi) Upon the consent of all Committee Representatives, a meeting of the Management Committee may be held by conference telephone or similar communications equipment by means of which all Committee Representatives participating in the meeting can hear and be heard by all other participants, provided, that, such communications equipment continues to be operational throughout the meeting. Any Committee Representative may elect to participate in a meeting by conference telephone or similar communications equipment upon sufficient advance notice to permit arrangements therefor to be made. At any meeting, the Management Committee shall consider (A) any items added to the Management Committee agenda for discussion by the Parties and (B) such other matters as the Management Committee decides to review.

      (vii) The Management Committee shall, from time to time, elect one of its members to preside at its meetings, which presiding member shall alternate annually if requested by either Party. The Management Committee may establish reasonable rules and regulations to (A) require officers to call meetings and perform other administrative duties, (B) limit the number and participation of observers, if any, and require them to observe confidentiality obligations and (C) otherwise provide for the keeping and distribution of minutes and other internal Management Committee governance matters not inconsistent with the terms of this Agreement.

6.8 FP Secondees. SanDisk will have the right (after consultation with Toshiba) to second employees to Flash Partners ("FP Secondees"), provided that the numbers and responsibilities of such FP Secondees will be discussed by the Parties in advance of seconding such employees. [***]:

(a)   [***]

(b)   [***]

(c)   [***]

(d)   [***]

(e)   [***]

(f)   [***]

(g) All FP Secondees will remain employees of SanDisk. Each Party will indemnify the other Party and Flash Partners from any claim by any of such Party's employees, consultants or agents (such Party being the "Employer")
      (i) based on other than willful misconduct of such Employer, its employees, consultants or

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      agents; or (ii) that he or she has rights, or is owed obligations, as an employee of the Party that is not the Employer.

6.9 Non-solicitation of Employees. So long as the business of Flash Partners continues, each Party (and each of its respective Affiliates) shall not, without the prior written consent of the other Party, directly recruit or solicit any employee or director of Flash Partners to leave his or her employment with Flash Partners prior to the period ending twenty-four (24) months after the FP Termination Date; provided, however, that placement of employment advertisements or other general solicitation for employees not specifically targeted to the employees or directors of Flash Partners shall not constitute direct recruitment. In the event of the dissolution and liquidation of Flash Partners, either Party (or any Affiliate of either Party) may solicit any former employee of such dissolved and liquidated company, but neither Party (nor any of its Affiliates) shall be required to employ any such Person. If all of the FP Units held by one Party are purchased by the other Party or its designee, if requested by the acquiring Party the Parties shall reach agreement on a reasonable transition plan (without profit to the seller) in connection with the services provided to Flash Partners, as applicable, by employees and contractors of the selling Party.

6.10  Debt and Lease Financing.

(a) Each Party shall provide or procure 50% of the financing necessary to enable committed or agreed capacity expansions or other investment in the Y3 Facility or Flash Partners.

(b) The Parties currently intend, but are not obligated, to structure the financing for equipment purchases by Flash Partners necessary to implement the Ramp-Up Plan as follows:

      (i) Flash Partners will enter into equipment lease or loan agreements and pledge the financed equipment as collateral;

      (ii) Flash Partners will secure external financing for approximately 50% of the initial purchase price of its tools and each Party will provide equity capital contributions and loans (on a subordinated basis) for the remaining cash requirements of Flash Partners necessary to execute the Ramp-Up Plan;

      (iii) each Party will severally and not jointly and through separate arrangements guarantee as close as possible to 50% of Flash Partners' obligations under such lease or loan agreements (any financing separately guaranteed or provided by Toshiba for Flash Partners or otherwise for investment in the Y3 Facility, "Toshiba Financing", any such financing separately guaranteed or provided by SanDisk for Flash Partners or otherwise for investment in the Y3 Facility "SanDisk Financing" and the Toshiba Financing and SanDisk Financing, each a "Financing"); and

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

      (iv) the Parties will attempt to obtain the foregoing financing from the same financial institution, but under separate agreements that expressly disclaim any joint and several liability of the Parties.

(c) With respect to any Toshiba Financing or SanDisk Financing, the following shall apply:

      (i)   [***].

      (ii) Unless otherwise expressly agreed by both Parties in writing in each case, all Toshiba Financing and all SanDisk Financing shall create only several obligations of the Parties and no joint and several obligations or liability. Toshiba (with respect to Toshiba Financing) and SanDisk (with respect to SanDisk Financing) hereby indemnifies and holds harmless the other Party and its Indemnified Parties from any claims by any financial institution or other Person that the other Party has any liabilities or obligations with respect to, respectively, any Toshiba Financing or SanDisk Financing (unless joint liability has been agreed pursuant to the first sentence of this Section 6.10(c)(ii)).

      (iii) Flash Partners will use commercially reasonable efforts to comply with the requirements of any financing sources. Flash Partners will make available to each Party one-half of its assets (with as near as practicable cost, collateral value and type) to secure such Party's Financing (whether external or loans from a Party or its Affiliates).

(d) If the lender under the Financing for either Party (as the "Defaulting Party") takes significant actions to enforce its right in the collateral, then the other Party (as the "Non-Defaulting Party") shall have the right, but not the obligation, to cure the default giving rise to the lender's enforcement action. If the Non-Defaulting Party exercises such cure right, then the Non-Defaulting Party's rights in any subject collateral shall be superior to the Defaulting Party's and the Non-Defaulting Party may exercise one of the following options:

      (i) the Non-Defaulting Party (A) shall have a claim against the Defaulting Party for reimbursement of any payments made by the Non-Defaulting Party on the Defaulting Party's behalf (which will be subordinate to the lender's claims and bear interest at a rate 500 basis points in excess of the rate being charged by the lender to the Defaulting Party) and (B) shall have the right, until and unless the Defaulting Party pays in full the

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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            obligation to the Non-Defaulting Party under foregoing clause (A), to take over the increment of production of the Y3 Facility represented by the collateral with respect to which the lender took significant actions to enforce its rights; or

      (ii) the Non-Defaulting Party shall have the right to terminate the Operating Agreement pursuant to Section 11.6 thereof (Foreclosure Default).

6.11 Other Activities. Except as expressed in Section 5.6 and in the Common R&D Agreement, neither Party nor any of their respective Affiliates shall: (i) fabricate NAND Flash Memory Integrated Circuits at any location other than the Yokkaichi Facility or any other fabrication facility agreed upon by the Parties in writing; (ii) have any third party fabricate NAND Flash Memory Integrated Circuits; or (iii) have any right to fabricate NAND Flash Memory Integrated Circuits beyond the capacity as limited pursuant to this Section 6, as such capacity limitations may be amended from time to time in accordance with this Section 6. For the avoidance of doubt, nothing contained in the foregoing shall restrict the Parties from engaging in any other activities, including, without limitation, (i) designing any NAND Flash Memory Product; (ii) selling any NAND Flash Memory Product to any customer; (iii) entering into any equipment purchase or material supply agreements; or (iv) entering into any patent licensing arrangement; and nothing in the foregoing shall restrict Toshiba from installing any manufacturing line in the Toshiba Foundry Facility subject to the capacity limitations set forth in Section 6 of the FVC Japan Master Agreement and as provided herein, as such capacity limitations may be amended from time to time in accordance with this Section 6. For purposes of this Section 6.11, "NAND Flash Memory Integrated Circuits" means ICs included in the definition of NAND Flash Memory Products pursuant to
      Section 3.2.

6.12 Protection of Intellectual Property. Both Parties recognize that it is important for the success of the Y3 NAND Flash Memory Products business to promote the adoption of such Y3 NAND Flash Memory Products with a wide variety of customers and applications, whether for card use or non-card use, and with such recognition, each Party shall use reasonable efforts to protect and enhance the value of Y3 NAND Flash Memory Products. Further, where feasible, each Party shall share with Flash Partners internally prepared analyses of competitive products prepared by either Party so as to allow Flash Partners to respond to such information and remain competitive in the marketplace; provided, that neither Party warrants as to the accuracy or completeness of any such analysis so provided.

6.13  Tools.

(a) All tools for the Y3 Facility shall be purchased by Flash Partners (or a lessor for Flash Partners' benefit as contemplated by Section 6.10(a)) and all such purchases shall be agreed upon by the Parties. Toshiba shall, from the Toshiba Semiconductor Company headquarters and at its own expense, provide Flash Partners with tool purchase service support and negotiate with vendors on Flash

      Partners' behalf. SanDisk shall have the right to participate in such negotiations or other tool purchase activities of Toshiba, at SanDisk's own expense.

(b) All purchases of replacement tools for Flash Partners, to the extent the procedures or requirements therefor are not set forth in a Master Operative Document, shall be done only by agreement of the Parties.

7.    OTHER AGREEMENTS

      To supplement their agreement as expressed in certain of the Master Operative Documents, the Parties agree as set forth in this Section 7. To the extent of any conflict between this Section 7 and any other Master Operative Document referenced in this Section 7, the other Master Operative Document shall prevail.

7.1   Flash Partners Management.

(a) As contemplated by the FP Operating Agreement, the Y3 Operating Committee's purpose is to give both Parties the ability to influence the day to day operating decisions of Flash Partners and the Y3 Facility. The Y3 Operating Committee is intended to be a collaborative body with real-time communications, respectful consultation and dispute resolution with the goal of making the Y3 Facility the most competitive (cost and technology) memory fabrication facility in the world.

(b) If the Y3 Operating Committee is unable to decide an issue (by agreement of its two members) such issue shall be referred to the Board of Directors. Special meetings of the Board of Directors may be noticed for issues requiring urgent resolution. The Parties contemplate that while a special meeting of the Board of Directors is being noticed, their respective management teams will discuss any issue that the Y3 Operating Committee could not resolve.

(c) If the Board of Directors is unable to decide an issue (by unanimous agreement), such issue shall be referred to the Management Committee for resolution, which shall be vested with final decision making authority. This Agreement separately provides for procedures if the Management Committee is unable to reach agreement on such issue.

7.2 Y3 Facility. Toshiba has designed and is constructing the Y3 Facility at its sole cost and expense. The Y3 Facility is scheduled to be completed by [***], provided that Toshiba shall have no liability to SanDisk, any SanDisk Affiliate or Flash Partners if completion is not achieved by such time. The depreciation charges for Y3 will be passed on to Flash Partners as further described in Section 7.3(d).

7.3 FP Foundry Agreement. Flash Partners and Toshiba shall enter into the FP Foundry Agreement at the Closing. The FP Foundry Agreement provides for ordering procedures, prices, delivery, cost reporting and other specific terms and conditions for the manufacture by Toshiba and supply to Flash Partners of Y3 NAND Flash Memory Products, which shall be consistent with the following basic terms:

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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


(a) Facilities, Equipment and Raw Materials. The manufacturing facilities will be located at the Y3 Facility and die sort will be located [***] or such other place as the Parties may agree upon. Flash Partners and Toshiba will enter into an exclusive lease agreement with respect to the Y3 Facility and Flash Partners' manufacturing equipment located in the Y3 Facility to be used in the manufacture of Y3 NAND Flash Memory Products by Toshiba. Toshiba shall be responsible for obtaining the raw materials and services to be used in the manufacture of Y3 NAND Flash Memory Products.

(b) Production. Toshiba will manufacture Y3 NAND Flash Memory Products at the Y3 Facility for Flash Partners ordered by Toshiba and SanDisk under the terms and conditions of the FP Purchase and Supply Agreements. Flash Partners and Toshiba (from the Yokkaichi Facility) will use their best efforts to achieve the Ramp-Up Plan manufacturing capacity (the "Y3 Facility Target Capacity"). Wafers will be sorted between the Parties such that aggregate yield losses will be shared on an equal basis.

(c) Operating Relationship. Toshiba shall provide all employees necessary for the manufacturing of the Y3 NAND Flash Memory Products.

(d) Consideration to be Paid to Toshiba. Toshiba will be compensated by Flash Partners as provided in Section 4 of the FP Foundry Agreement.

(e) No Duplication of Costs or Expenses. It is the intent of the Parties that any payments made by SanDisk under or pursuant to any Master Operative Documents or FVC Japan Operative Documents shall not be duplicative and SanDisk shall in no event be required to pay or contribute more than once for any service or product provided under such agreements, if such service is provided under more than one agreement. In addition, if SanDisk makes a direct payment for any service provided under any such agreement, the cost incurred by Toshiba (from the Yokkaichi Facility), FVC Japan or Flash Partners, as the case may be, in connection with the provision of such service shall not be included in the applicable wafer price charged to SanDisk.

(f) Exclusivity. The Yokkaichi Facility shall be Flash Partners' exclusive manufacturing source for output of Y3 NAND Flash Memory Products. Flash Partners may seek external manufacturing sources for output in excess of the Yokkaichi Facility's capacity upon unanimous approval by the Management Committee.

7.4 FP Purchase and Supply Agreements. Flash Partners and each of the Parties or their respective Affiliates will enter into substantially identical FP Purchase and Supply Agreements providing for specific terms and conditions for the purchase by the Parties of Y3 NAND Flash Memory Products from Flash Partners, which shall be consistent with the following basic terms:

(a) Manufacturing. Flash Partners shall manufacture or cause to be manufactured Y3 NAND Flash Memory Products as contemplated by Section 7.3.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

(b) Purchase Commitment. Except as contemplated in Section 6.3(c)(ii), each Party shall (itself or through Affiliates) purchase one half (based on a measure of equivalent lots out per week with the equivalency being weighed based on the process complexity factors (as calculated by a formula to be mutually determined by the Parties) of the Y3 NAND Flash Memory Products) of the total L/M of Y3 NAND Flash Memory Products. The foregoing purchase commitment of each Party shall not be subject to reduction unless agreed in writing by the other Party, which may grant or withhold such approval in its sole discretion.

(c) Sales Price for Y3 NAND Flash Memory Products Purchased by the Parties. The sales price charged by Flash Partners to the Parties for wafers manufactured at Y3 shall be the sum of:

      [***]

(d) Other Cost Items. Other items related to the manufacture of Y3 NAND Flash Memory Products will be charged on a monthly basis from Flash Partners to the Parties and will include the following:

      [***]

7.5   Other Matters.

(a) Forecasts/Production Planning. Each Party will submit forecasts, on a rolling six-month basis, directly to Flash Partners, as further provided in the Purchase and Supply Agreements. The one-time cost necessary for [***] will be borne by SanDisk, which, together with the one-time production control cost described in Section 7.5(b) is to be approximately [***]. Flash Partners production planning will hold a monthly production planning meeting with representatives of each Party, as further provided in the Purchase and Supply Agreements. At such meetings, the Parties will agree on a production plan for [***] which plan will be final (and the related forecast will be deemed to be covered by a binding purchase order).

(b) Production Control. Flash Partners will provide [***] on a non-discriminatory basis to SanDisk with respect to [***], provided that the actual, one-time cost necessary for establishing a new system to provide [***] to SanDisk will be borne by SanDisk, which, together with the one-time forecast submission system cost described in Section 7.5(a), is estimated to be [***]. Each Party (through the Y3 Management Committee) will have the right to discuss the production schedule, planned wafer starts and planned wafer-outs for Flash Partners and make such reasonable requests as it deems in its respective commercial interest and Flash Partners, operations will honor such reasonable requests.

(c) Operating Reports. SanDisk will have full access to any management or operation reports related to Flash Partners or Flash Partners' business through the Y3 Operating Committee (as defined in the FP Operating Agreement). Management and operating reports related to Flash Partners or Flash Partners' business as mutually agreed from time to time will be simultaneously made

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      available in Japanese and English to each Party. Upon request, Toshiba employees will explain such reports to SanDisk's employees and respond to questions from SanDisk's employees, but Toshiba will not be responsible for SanDisk's failure to understand such reports.

(d) Insurance. Toshiba shall maintain or arrange property insurance covering assets owned or leased by Flash Partners and business interruption insurance in respect of the business of Flash Partners, the scope and amounts of which shall be consistent with Toshiba's practices at the Yokkaichi Facility and as required by any lender. This coverage shall provide basically full replacement value of all Flash Partners owned and leased equipment, subject to valuation as part of Toshiba's annual insurance policy renewal, and shall name Flash Partners as a beneficiary in respect of assets owned or leased by it and Flash Partners' employee expenses covered by business interruption insurance. On an annual basis, or when requested by either Party, the Y3 Operating Committee shall discuss and review the current insurance coverage and/or the need for any additional property or business interruption insurance in respect of Flash Partners' assets or business. Further, SanDisk reserves the right to seek to arrange additional property or business interruption insurance for its own account in respect of Flash Partners' assets or business. If SanDisk seeks such additional property or business interruption insurance, Toshiba shall cooperate in good faith to provide such information and access as is reasonably necessary for SanDisk to arrange such insurance. If Toshiba makes a recovery from a third party (other than an insurer per the above) in respect of both assets of Flash Partners and other assets, then Toshiba shall allocate to Flash Partners a share of the net amount of such recovery in proportion to the losses suffered by Flash Partners and total losses suffered by Flash Partners and Toshiba.

8.    TERMINATION

8.1   Termination.

(a) Termination of any Master Operative Document by either Party shall be done only in good faith.

(b) This Agreement shall be terminated automatically upon the earlier of the Transfer of all of a Party's FP Units to the other Party (or its Affiliate) or upon completion of the dissolution and liquidation of Flash Partners pursuant to Section 11

      (Dissolution) of the FP Operating Agreement (the date of such Transfer or dissolution and liquidation, the "FP Termination Date").

(c) Upon termination of this Agreement resulting from an event of dissolution of Flash Partners due to the expiration of Flash Partners pursuant to
      Section 11.1(a) (Expiration) of the FP Operating Agreement:

      (i) the Parties shall further amend the Cross License Agreement, as then in effect, to specify that each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the FP Termination Date are licensed on a royalty-free basis for the duration of such patents. The scope of the licenses as amended pursuant to this Section 8.1(c)(i) shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of the FP Termination Date.

      (ii) Toshiba shall grant to SanDisk, effective upon the FP Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the FP Termination Date.

(d) Upon a termination of this Agreement resulting from (i) an event of dissolution of Flash Partners or (ii) one Party's acquisition of all of the other Party's FP Units (the acquirer thereof referred to hereinafter as the "Acquiring Party" and the seller thereof referred to hereinafter as the "Selling Party") pursuant to Section 11.5 (Dissolution Upon Notice) of the FP Operating Agreement:

      (i) Toshiba or the Acquiring Party, as the case may be, will, upon the request, prior to the FP Termination Date, of (A) SanDisk (such request to be made at the time of its notice pursuant to Section
            11.5 of the FP Operating Agreement) in the case of the dissolution of Flash Partners or (B) the Selling Party (each, a "Requesting Party"), as the case may be, continue to manufacture NAND Flash Memory Products for the Requesting Party (not to exceed the Requesting Party's capacity allocation available from Flash Partners under this Agreement as of the FP Termination Date (the "Termination Capacity")) for a period of eighteen (18) months following the Termination Date in the following ramp-down manner:

            (A)   During the first six months following the FP Termination Date:
                  100% of the Termination Capacity

            (B) During the 7th through the 12th month following the FP Termination Date: 75% of the Termination Capacity

            (C) During the 13th through the 18th month following the FP Termination Date: 50% of the Termination Capacity.

      (ii) Toshiba and SanDisk and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

      (iii) The Parties shall further amend the Cross License Agreement to specify that each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the FP Termination Date are licensed on a royalty free basis for the duration of such patents. The scope of the licenses as amended pursuant to this Section 8.1(d)(iii) shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of FP Termination Date.

      (iv) Upon termination of this Agreement resulting from an event of dissolution of Flash Partners caused by Toshiba's election to withdraw from Flash Partners pursuant to the FP Operating Agreement, Toshiba hereby grants to SanDisk, effective upon the FP Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the FP Termination Date.

(e) Upon termination of this Agreement resulting from an event of dissolution of Flash Partners or Toshiba's acquisition of SanDisk's FP Units pursuant to Section 11.4 (Dissolution By Unilateral Option) of the FP Operating
      Agreement:

      (i) From the Yokkaichi Facility, Toshiba will, upon request of SanDisk given within sixty (60) days of the notice given by SanDisk pursuant to Section 11.4 of the FP Operating Agreement, continue to manufacture products for SanDisk for a period of eighteen (18) months following the FP Termination Date in accordance with the following ramp-down manner; provided, however, such capacity allocation for SanDisk shall not exceed its capacity allocation available from Flash Partners under this Agreement as of the FP Termination Date (the "SanDisk Termination Capacity"):

            (A)   During the first six months following the FP Termination Date:
                  100% of the SanDisk Termination Capacity

            (B) During the 7th through the 12th month following the FP Termination Date: 75% of the SanDisk Termination Capacity

            (C) During the 13th through the 18th month following the FP Termination Date: 50% of the SanDisk Termination Capacity.

      (ii) The Parties and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

      (iii) The Parties shall further amend the Cross License Agreement to specify that, with respect only to Y3 NAND Flash Memory Products and any other Licensed Products defined in the License Agreement and manufactured with 300mm wafers at any facility, each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the FP Termination Date are licensed at the royalty rates specified in Schedule 8.1(e) until March 31, 2013; provided, that after such five (5) year period, such license shall be on a royalty free basis and provided, further, that at any time during such five year period, both Parties shall negotiate in good faith for up to one hundred and eighty (180) days as requested by either Party to mutually agree on royalty rates for patents filed by each Party after the FP Termination Date. The scope of the licenses as amended pursuant to this Section 8.1(e)(iii) shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of the FP Termination Date.

(f) Upon termination of this Agreement resulting from an event of dissolution of Flash Partners or one Party's acquisition of the other Party's FP Units following a Deadlock (as defined in the FP Operating Agreement) pursuant to Section 10.3 (Dispute Resolution; Deadlock) of the FP Operating
      Agreement:

      (i) In the case of one Party's acquisition of the other Party's FP Units pursuant to Section 10.4(e) of the FP Operating Agreement, the Acquiring Party shall continue to manufacture products for the other Party (not to exceed the other Party's Termination Capacity) for a period of eighteen (18) months following the FP Termination Date in accordance with the following ramp down manner:

            (A)   During the first six months following the FP Termination Date:
                  100% of the Termination Capacity

            (B) During the 7th through the 12th month following the FP Termination Date: 75% of the Termination Capacity

            (C) During the 13th through the 18th month following the FP Termination Date: 50% of the Termination Capacity.

      (ii) The Parties and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

      (iii) The Parties shall further amend the Cross License Agreement to specify that, with respect only to Y3 NAND Flash Memory Products and any other Licensed Products defined in the License Agreement and manufactured with 300mm wafers at any facility, each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the FP Termination Date are licensed: (x) at the royalty rates specified in Schedule 8.1(f) until March 31, 2012;
            (y) at the royalty rates specified in Schedule 8.1(e) from April 1, 2012 through December 31,

            2014; and (z) thereafter, on a royalty-free basis. Both Parties shall negotiate in good faith for up to one hundred and eighty (180) days upon request of either Party at any time during the five-year period after the FP Termination Date to agree on royalty rates for patents filed by each Party after the FP Termination Date. The scope of the licenses as amended pursuant to this Section shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of the FP Termination Date.

      (g) Upon termination of this Agreement resulting from an event of dissolution of Flash Partners or a Party's acquisition of the other Party's FP Units described in Section 11.3 (Dissolution Upon Event of Default) of the FP Operating Agreement:

            (i) The Parties shall further amend the Cross License Agreement to specify that, with respect only to Y3 NAND Flash Memory Products and any other Licensed Products defined in the License Agreement and manufactured with 300mm wafers at any facility, each Party's patents issued or issuing on patent applications entitled to an effective filing date prior to the FP Termination Date are licensed at the royalty rates specified in Schedule 8.1(g) for seven (7) years after the FP Termination Date or until the end of calendar 2019, whichever comes first, and thereafter such licenses shall be on a royalty-free basis.

            (ii) In the event that Toshiba or an Affiliate of Toshiba is the Defaulting Party, Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the FP Termination Date.

      (h) Upon termination of this Agreement resulting from an event of dissolution described in Section 11.1(f) (Bankruptcy Event) of the FP Operating Agreement:

            (i) If such termination is caused by a Bankruptcy Event in respect of Toshiba, (x) the license granted to SanDisk under Toshiba Licensed Patents pursuant to the Cross License Agreement shall continue on a royalty-free basis, and (y) Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the Termination Date.

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

      (ii) If such termination is caused by a Bankruptcy Event in respect of SanDisk, the license granted to Toshiba under SanDisk Licensed Patents (as defined in the Cross License Agreement) pursuant to the Cross License Amendment shall continue on a royalty-free basis.

(i) Upon a termination of this Agreement resulting from a purchase and sale transaction described in Section 11.6 (Financing Default) of the FP Operating Agreement, there shall be no capacity ramp-down rights or obligations and:

      (i) If such termination is caused by a financing default in respect of Toshiba, (x) the Parties shall further amend the Cross License Agreement to specify that, with respect only to Y3 NAND Flash Memory Products and any other Licensed Products defined in the License Agreement and manufactured with 300mm wafers at any facility, Toshiba's patents issued or issuing on patent applications entitled to an effective filing date prior to the FP Termination Date are licensed to SanDisk on a royalty-free basis, and (y) Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the Termination Date.

      (ii) If such termination is caused by a financing default in respect of SanDisk, the Parties shall further amend the Cross License Agreement to specify that, with respect only to Y3 NAND Flash Memory Products and any other Licensed Products defined in the License Agreement and manufactured with 300mm wafers at any facility, SanDisk's patents issued or issuing on patent applications entitled to an effective filing date prior to the FP Termination Date are licensed to Toshiba on a royalty-free basis.

(j) Termination of this Agreement shall not affect any surviving rights or obligations of either Party set forth in the Product Development Agreement and the Common R&D Agreement.

9.    MISCELLANEOUS

9.1 Survival. Sections 1.3, 6.9, 6.10(d), 8 and 9 and Appendix A shall survive the termination or expiration of this Agreement.

9.2 Entire Agreement. This Agreement, together with the exhibits, schedules, appendices and attachments thereto, constitutes the agreement of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

9.3 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state. Each Master Operative Document shall be governed in accordance with its governing law provision and, in the absence of any such provision, by the first sentence of this Section 9.3.

9.4 Assignment. Neither Party may transfer this Agreement or any of its rights hereunder (except for any transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which transfer shall not require any consent of the other party) without the prior written consent of the other Party (which consent may be withheld in such other Party's sole discretion), and any such purported transfer without such consent shall be void.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of the date first above written.

                                       TOSHIBA CORPORATION

                                       By: /s/ Masashi Muromachi
                                           ---------------------------
                                       Name: Masashi Muromachi

                                       Title: President and CEO
                                              Semiconductor Company
                                              Corporate Vice President

                                       SANDISK CORPORATION

                                       By: /s/ Eli Harari
                                           ---------------------------
                                       Name: Eli Harari

                                       Title: President and CEO

                                       SANDISK INTERNATIONAL LIMITED

                                       By: /s/ Eli Harari
                                           ---------------------------
                                       Name: Eli Harari

                                       Title: President

[Signature page to Flash Partners Master Agreement]

APPENDICES

Appendix A                 -   Definitions, Rules of Construction and General
                               Terms and Conditions

EXHIBITS

(Flash Partners Documents)
Exhibit A1                 -   Unit Purchase Agreement
Exhibit A2                 -   FP Operating Agreement
Exhibit A3                 -   FP Foundry Agreement
Exhibit A4-1               -   SanDisk Purchase and Supply Agreement
Exhibit A4-2               -   Toshiba Purchase and Supply Agreement
Exhibit A5                 -   FP Patent Indemnification Agreement
Exhibit A6                 -   Mutual Environmental Indemnification Agreement
Exhibit A7                 -   Lease Agreement

(Joint Operative Documents)
Exhibit B1                 -   Common R&D and Participation Agreement
Exhibit B2                 -   Product Development Agreement
Exhibit B3                 -   Amendment No. 3 to Cross License Agreement
Exhibit B4                 -   Amendment No. 1 to Toshiba-SanDisk Services
                               Agreement

SCHEDULES

Schedule 4.5               -   Litigation; Decrees
Schedule 4.7               -   Patents and Proprietary Rights
Schedule 4.9               -   Cross License Payment Obligations
Schedule 6.1               -   Technology Transfer Costs
Schedule 6.3(b)            -   Ramp-Up Plan
Schedule 6.8               -   SanDisk FP Secondees
Schedule 8.1(d)            -   Royalty in case of SanDisk Unilateral Termination
Schedule 8.1(e)            -   Royalty in case of Deadlock Termination
Schedule 8.1(f)            -   Royalty in case of Event of Default Termination

                                   Schs., p. 1

                                  SCHEDULE 4.5

                               LITIGATION, DECREES

                                      [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 1

                                  SCHEDULE 4.7
                         PATENTS AND PROPRIETARY RIGHTS

                                      [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 2

                                  SCHEDULE 4.9
                        CROSS LICENSE PAYMENT OBLIGATIONS

                                      [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 3

                                  SCHEDULE 6.1
                            TECHNOLOGY TRANSFER COSTS

                                      [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 4

                                 SCHEDULE 6.3(b)
                                  RAMP-UP PLAN

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 5

                                  SCHEDULE 6.8

                              SANDISK FP SECONDEES

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 6

                                 SCHEDULE 8.1(e)

                ROYALTY IN CASE OF SANDISK UNILATERAL TERMINATION

                                      [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 7

                                 SCHEDULE 8.1(f)

                     ROYALTY IN CASE OF DEADLOCK TERMINATION

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 8

                                 SCHEDULE 8.1(g)

                 ROYALTY IN CASE OF EVENT OF DEFAULT TERMINATION

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schs., p. 9

                                   APPENDIX A

                     DEFINITIONS, RULES OF CONSTRUCTION AND
                             DOCUMENTARY CONVENTIONS

            The following shall apply unless otherwise required by the main body of the agreement into which this Appendix A is being incorporated (as used herein, "this Agreement"):

                                   Definitions

            The following terms shall have the specified meanings:

            "Accountants" means such firm of internationally recognized independent certified public accountants for Flash Partners as is appointed pursuant to the FP Operating Agreement from time to time. Initially, the Accountants shall be Shin Nihon & Company, an affiliate of Ernst & Young LLP.

            "Affiliate" of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person; provided, however, that the term Affiliate, (a) when used in relation to Flash Partners or any Subsidiary of Flash Partners, shall not include SanDisk Corporation or Toshiba or any Affiliate of either of them, and (b) when used in relation to SanDisk Corporation or Toshiba or any Affiliate of either of them, shall not include Flash Partners or any Subsidiary of Flash Partners.

            "Articles" means the Articles of Incorporation of Flash Partners.

            "Bankruptcy Event" means, with respect to any Person, the occurrence or existence of any of the following events or conditions: such Person (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) has a resolution passed by its governing body for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause
(6) has occurred and is continuing); (7) experiences any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6) above; or (8) takes any action in

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

            "Board of Directors" means the board of directors of Flash Partners.

            "Burdensome Condition" means, with respect to any proposed transaction, any action taken, or credibly threatened, by any Governmental Authority or (except if such action or threat is frivolous) other Person to challenge the legality of such proposed transaction, including (i) the pendency of a governmental investigation (formal or informal) in contemplation of the possible actions described in clauses (ii)(A), (ii)(B) or (ii)(C) below, (ii) the institution of a suit or the written threat thereof (A) seeking to restrain, enjoin or prohibit the consummation of such transaction or material part thereof, to place any material condition or limitation upon such consummation or to invalidate, suspend or require modification of any material provision of any Operative Document, (B) challenging the acquisition by either Toshiba or SanDisk International of its Units or (C) seeking to impose limitations on the ability of either Toshiba or SanDisk International effectively to exercise full rights as Unitholder of Flash Partners, including the right to act on all matters properly presented to the parties pursuant to the FP Operating Agreement, or
(iii) an order by a court of competent jurisdiction having any of the consequences described in (ii)(A), (ii)(B) or (ii)(C) above, or placing any conditions or limitations upon such consummation that are unreasonably burdensome in the reasonable judgment of the applicable Person.

            "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California or Japan) on which commercial banks are open for business in the State of California or Tokyo, Japan.

            "Business Plan" means the Initial Business Plan and each subsequent business plan, including budgets and projections for Flash Partners for each relevant period, approved in accordance with Section 3.4(c) of the FP Operating Agreement and complying with Section 3.4(b) of the FP Operating Agreement.

            "Capital Contribution" means the capital contribution made by or allocated to a Party by virtue of its ownership of Units, as indicated on
Schedule 6.1 to the FP Operating Agreement.

            "Change of Control" with respect to a Person means a transaction or series of related transactions as a result of which (i) more than 50% of the beneficial ownership of the outstanding common stock or other ownership interests of such Person (representing the right to vote for the board of directors or similar organization of such Person) is acquired by another Person or affiliated group of Persons, whether by reason of stock acquisition, merger, consolidation, reorganization or otherwise or (ii) the sale or disposition of all or substantially all of a Person's assets to another Person or affiliated group of Persons.

            "Closing" means the closing of the transactions described in Sections 2.1 of the Master Agreement.

            "Closing Date" means the date of the Closing.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference to a particular provision of the Code or a treasury regulation promulgated pursuant to the Code means, where appropriate, the corresponding provision of any successor statute or regulation.

            "Common R&D Agreement" means the Amended and Restated Common R&D and Participation Agreement, dated as of the Effective Date, between Toshiba and SanDisk Corporation.

            "Control" (including its correlative meanings "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Cross License Agreement" has the meaning given in the Master Agreement.

            "Effective Date" means September 10, 2004.

            "Environmental Indemnification Agreement" means the Mutual Contribution and Environmental Indemnification Agreement, dated as of the Effective Date, between Toshiba and SanDisk Corporation.

            "Event of Default" means, with respect to a Party, the occurrence or existence of any of the following events or conditions which remains uncured for sixty (60) days following receipt by such Party of written notice thereof:

            (a) a Bankruptcy Event in respect of such Party or any Person of which such Party is a Subsidiary; or

            (b) the breach by such Party of its covenant in Section 9.1 of the FP Operating Agreement or the breach by such Party of its covenant in
      Section 5.1(b) of the Master Agreement, provided that a Change of Control of a Party shall not be deemed an Event of Default.

            "Fiscal Quarter" means, unless changed by the Board of Directors, a calendar quarter.

            "Fiscal Year" means the one year period commencing on April 1 of each year.

            "Flash Partners" means Flash Partners, Ltd., a Japanese limited liability company (yugen kaisha).

            "FP Foundry Agreement" means the Foundry Agreement, dated as of the Effective Date, between Flash Partners and Yokkaichi.

            "FP Operating Agreement" means the Operating Agreement, dated as of the Effective Date, between Toshiba and SanDisk International.

            "FP Operative Documents" has the meaning given in the Master Agreement.

            "FP Secondee" means an employee of SanDisk or any of its Affiliates who is assigned to work at Flash Partners or any of its Subsidiaries by SanDisk or such Affiliate as contemplated by Section 6.8 of the Master Agreement.

            "FVC Japan" means FlashVision Ltd., a Japanese limited liability company (yugen kaisha).

            "FVC Japan Equipment" means any equipment which is or will, from time to time, be owned or leased by FVC Japan.

            "FVC Japan Master Agreement" means the Master Agreement between Toshiba and SanDisk dated as of April 10, 2002, as amended and restated as of the Effective Date.

            "FVC Japan Operative Documents" means the FVC Japan Master Agreement as amended to date, the New Operating Agreement between the Parties, dated as of April 10, 2002, as amended to date, the Foundry Agreement between FVC Japan and Toshiba, dated as of April 10, 2002, the SanDisk Foundry Agreement between the Parties, dated as of April 10, 2002, the Purchase and Supply Agreement between FVC Japan and SanDisk, dated as of April 10, 2002, the Purchase and Supply Agreement between FVC Japan and Toshiba, dated as of April 10, 2002, and the Services Agreement between FVC Japan and Toshiba dated as of April 1, 2002.

            "FVC Japan NAND Flash Memory Products" has the meaning given in
Section 3.3 of the Master Agreement.

            "Governmental Action" means any authorization, consent, approval, order, waiver, exception, variance, franchise, permission, permit or license of, or any registration, filing or declaration with, by or in respect of, any Governmental Authority.

            "Governmental Authority" means any United States or Japanese federal, state, local or other political subdivision or foreign governmental Person, authority, agency, court, regulatory commission or other governmental body, including the Internal Revenue Service and the Secretary of State of any State.

            "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or arbitration tribunal.

            "Indebtedness" of any Person means, without duplication:

            (a) all obligations (whether present or future, contingent or otherwise, as principal or surety or otherwise) of such Person in respect of borrowed money or in respect of deposits or advances of any kind;

            (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

            (c) all obligations of such Person upon which interest charges are customarily paid, except for trade payables;

            (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;

            (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than with respect to the purchase of personal property under standard commercial terms);

            (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

            (g) all guarantees by such Person of Indebtedness of others;

            (h) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (or a combination thereof), which obligations would be required to be classified and accounted for as capital leases on a balance sheet of such Person prepared in accordance with Japanese GAAP or US GAAP, as applicable;

            (i) all obligations of such Person (whether absolute or contingent) in respect of interest rate swap or protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; and

            (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances.

            The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

            "Indemnified Parties" means the Party being indemnified's officers, directors, employees, agents, contractors, subcontractors, and transferees permitted pursuant to the FP Operating Agreement and the Master Agreement.

            "Japan Act" means the Japanese Limited Liability Company Act (yugenkaisha-ho), as in effect from time to time.

            "Japanese GAAP" means generally accepted accounting principles in Japan as in effect from time to time, consistently applied.

            "Japanese GAAS" means generally accepted auditing standards in Japan as in effect from time to time.

            "License Agreement" means the Patent Cross License Agreement dated July 30, 1997 by and between Toshiba and SanDisk, [***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right with respect to such securities.

            "L/M" means lots per month.

            "Management Committee" has the meaning given in the Master
Agreement.

            "Master Agreement" means the Flash Partners Master Agreement, dated as of the Effective Date, by and among Toshiba, SanDisk and SanDisk International.

            "Material" means, with respect to any Person, an event, change or effect which is or, insofar as reasonably can be foreseen, will be material to the condition (financial or otherwise), properties, assets, liabilities, capitalization, licenses, businesses, operations or prospects of such Person and, in the case of Flash Partners, the ability of Flash Partners to carry out its then-current Business Plan.

            "NAND Flash Memory Products" has the meaning given in Section 3.2 of the Master Agreement.

            "Net Book Value" means, with respect to any Person, the total assets of such Person less the total liabilities of such Person, in each case as determined in accordance with Japanese GAAP or US GAAP, as applicable.

            "Patent Indemnification Agreement" means the Patent Indemnification Agreement dated as of the Effective Date between Toshiba and SanDisk Corporation.

            "Percentage" means, with respect to any Unitholder (as defined in the FP Operating Agreement), the percentage of such Unitholders' ownership interest in Flash Partners. For the avoidance of doubt, as of the date hereof, Percentage means with respect to Toshiba or its Affiliate, 50.1%, and with respect to SanDisk International or its Affiliate, 49.9%; provided, however, if either Unitholder transfers all of its Units to any Affiliate in accordance with the FP Operating Agreement, its Percentage shall be 0% and such Affiliate transferee shall receive the entire Percentage of the transferring Unitholder.

            "Permitted Liens" means (a) the rights and interests of Flash Partners, either Party or any Affiliate of any such Person as provided in the FP Operative Documents, and (b) Liens for Taxes which are not due and payable or which may after contest be paid without penalty or which are being contested in good faith and by appropriate proceedings and so long as such proceedings shall not involve any substantial risk of the sale, forfeiture or loss of any part of any relevant asset or title thereto or any interest therein.

            "Person" means any individual, firm, company, corporation, limited liability company, unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Product Development Agreement" means the Amended and Restated Product Development Agreement, dated as of the Effective Date, between Toshiba and SanDisk Corporation.

            "SanDisk Corporation" means SanDisk Corporation, a Delaware corporation.

            "SanDisk International" means SanDisk International Limited, a company organized under the laws of the Cayman Islands.

            "SanDisk Purchase and Supply Agreement" means the Purchase and Supply Agreement, dated as of the Effective Date, between SanDisk International and Flash Partners.

            "Subsidiary" of any Person means any other Person:

            (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

            (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists; provided, however, that the term Subsidiary as used in any FP Operative Document, when used in relation to a Party or any of its Affiliates, shall not include Flash Partners or any of its Subsidiaries.

            "Tax" or "Taxes" means all United States or Japanese Federal, state, local or other political subdivision and foreign taxes, assessments and other governmental charges, including: (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with (c) all interest, penalties and additions imposed with respect to such amounts and (d) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

            "Toshiba" means Toshiba Corporation, a Japanese corporation.

            "Toshiba Foundry Facility" means the Yokkaichi Facility, excluding the Y3 Facility and the FVC Japan Equipment but including Toshiba's Asahi facility and Toshiba's Oita facility.

            "Toshiba Foundry NAND Flash Memory Products" means NAND Flash Memory Products manufactured at a Toshiba Foundry Facility.

            "Toshiba-SanDisk Services Agreement" mean Amendment No. 1 to Services Agreement, dated as of the Effective Date, between SanDisk Corporation and Toshiba.

            "Toshiba Purchase and Supply Agreement" means the Purchase and Supply Agreement, dated as of the Effective Date, between Toshiba and Flash Partners.

            "Transfer" means any transfer, sale, assignment, conveyance, creation of any Lien (other than a Permitted Lien), or other disposal or delivery, including by dividend or distribution, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

            "Unique Activities" means production activities of Flash Partners at the request of either Unitholder to (i) implement changes in the manufacturing processes to be employed for Products to be manufactured for such Unitholder (or its Affiliates) that are not agreed to by the other Unitholder, (ii) commence manufacturing other Products for the requesting Unitholder (or its Affiliates) that the other Unitholder does not desire to have manufactured for it and which require a change in manufacturing processes or in the utilization of the Facility or production resources, or (iii) implement any other change in its operations in order to manufacture Products specifically for the requesting Unitholder (or its Affiliates).

            "Unitholder" means the holder of any Units.

            "Units" means the units of contribution (shussi mochibun) in Flash Partners, the par value of one Unit (shussi-hitokuchi-no-kingaku) being JPY 5,000.

            "US GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

            "US GAAS" means generally accepted auditing standards in the United States as in effect from time to time.

            "Y3 Facility" has the meaning given in the Master Agreement.

            "Y3 NAND Flash Memory Products" has the meaning given in Section 3.3 of the Master Agreement.

            "Yokkaichi Facility" means Toshiba's facilities in Yokkaichi Japan, including the FVC Japan Equipment, the Y3 Facility and Toshiba's Asahi facility.

                Rules of Construction and Documentary Conventions

2.1 Amendment and Waiver. No amendment to or waiver of this Agreement shall be effective unless it shall be in writing, identify with specificity the provisions of this Agreement that are thereby amended or waived and be signed by each party hereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

2.2 Severability. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (except as may be expressly provided in this Agreement) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The parties hereto shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the Parties for entering into the FP Operative Documents, considered as a single transaction, cannot be preserved, the FP Operative Documents shall either be renegotiated or terminated by mutual agreement of the Parties.

2.3 Assignment. Except as may otherwise be specifically provided in this Agreement, no party hereto shall Transfer this Agreement or any of its rights hereunder (except for any Transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which Transfer shall not require any consent of the other parties) without the prior written consent of each other party hereto (which consent may be withheld in each such other party's sole discretion), and any such purported Transfer without such consent shall be void.

2.4 Remedies.

(a) Except as may otherwise be specifically provided in this Agreement, the rights and remedies of the parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the parties hereto would otherwise have.

(b) Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of this Agreement; provided, however, in the absence of exigent circumstances, the parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in the Master Agreement and in Section 2.5 of this Appendix A until the parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.

(c) If the due date for any amount required to be paid under this Agreement is not a Business Day, such amount shall be payable on the next succeeding Business Day; provided that if payment cannot be made due to the existence of a banking crisis or international payment embargo, such amount may be paid within the following 30 days. If due to the occurrence of an act of God, any party is prevented from providing training, technical assistance or other similar support required to be provided to Flash Partners pursuant to this Agreement, such party shall have an additional 30 day period to make alternative arrangements to provide such support.

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

2.5 Arbitration. Any dispute concerning this Agreement shall be referred to the Management Committee and handled by it in accordance with the Master Agreement. If the Management Committee cannot resolve such dispute in accordance with the terms of the Master Agreement, then such dispute will be settled by binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. The awards of such arbitration shall be final and binding upon the parties thereto. Each party will bear its own fees and expenses associated with the arbitration. Filing fees and arbitrator fees charged by the ICC shall be borne equally by the Parties.

2.6 Damages Limited. IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL ANY PARTY BE LIABLE TO OR BE REQUIRED TO INDEMNIFY ANY OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

2.7 Parties in Interest; Limitation on Rights of Others. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, shall give or be construed to give any Person (other than the parties hereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement, unless such Person is expressly stated in such agreement or instrument to be entitled to any such right, remedy or claim.

2.8 Table of Contents; Headings. The Table of Contents and Article and Section headings of this Agreement are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting any such agreement or instrument.

2.9 Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute but one and the same contract. This Agreement shall not become effective until one or more counterparts have been executed by each party hereto and delivered to the other parties hereto.

2.10 Entire Agreement. This Agreement, together with each other FP Operative Documents and the Exhibits, Schedules, Appendices and Attachments hereto and thereto, when completed, constitute the agreement of the parties to the FP Operative Documents with respect to the subject matter thereof and supersede all prior written and oral agreements and understandings with respect to such subject matter.

2.11 Construction. References in this Agreement to any gender include references to all genders, and references in this Agreement to the singular include references to the plural and vice versa. Unless the context otherwise requires, the term "party" when used in this Agreement means a party to this Agreement. References in this Agreement to a party or other Person include their respective permitted successors and assigns. The words "include", "includes" and "including", when used in this Agreement, shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references used in this Agreement to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references

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

to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, this Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Any reference to a FP Operative Document shall include such FP Operative Document as amended or supplemented from time to time in accordance with the provisions thereof.

2.12 Official Language. The official language of this Agreement is the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the parties hereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under this Agreement. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

2.13 Notices. All notices and other communications to be given to any party under this Agreement shall be in writing and any notice shall be deemed received when delivered by hand, courier or overnight delivery service, or by facsimile (if confirmed within two Business Days by delivery of a copy by hand, courier or overnight delivery service), or five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

         (a) If to SanDisk or SanDisk International:

         SanDisk Corporation
         140 Caspian Court
         Sunnyvale, CA 94089
         Telephone: (408) 542-0555
         Facsimile: (408) 542-0600
         Attention: President and CEO

         With a copy to:

         SanDisk Corporation
         140 Caspian Court
         Sunnyvale, CA 94089
         Telephone: (408) 548-0208
         Facsimile: (408) 548-0385
         Attention: Vice President and General Counsel

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

         (b) If to Toshiba:

         Toshiba Corporation
         Semiconductor Company
         1-1 Shibaura 1-Chome
         Minato-Ku, Tokyo 105-8001 Japan
         Telephone: 011 81 3 3457 3362
         Facsimile: 011 81 3 5444 9339
         Attention: Vice President

         With a copy to:

         Toshiba Corporation
         Semiconductor Company
         Legal Affairs and Contracts Division
         1-1 Shibaura 1-Chome
         Minato-Ku, Tokyo 105-8001 Japan
         Telephone: 011-81-3-3457-3452
         Facsimile: 011-81-3-5444-9342
         Attention: General Manager

         (c) If to Flash Partners:

         Flash Partners, Ltd.
         800 Yamanoisshikicho,
         Yokkaichi, Mie, Japan
         Attention: President

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

         With a copy to:

         SanDisk Corporation
         140 Caspian Court
         Sunnyvale, CA 94089
         Telephone: (408) 542-0510
         Facsimile: (408) 542-0640
         Attention: Chief Operating Officer

         And

         Toshiba Corporation
         Semiconductor Company
         Legal Affairs and Contracts Division
         1-1 Shibaura 1-Chome
         Minato-Ku, Tokyo 105-8001 Japan
         Telephone: 011-81-3-3457-3452
         Facsimile: 011-81-3-5444-9342
         Attention: General Manager

2.14 Non Disclosure Obligations. Each party hereto agrees as follows:

(a) In this Agreement, "Confidential Information" means information disclosed in written, recorded, graphical or other tangible from which is marked as "Confidential", "Proprietary" or in some other manner to indicate its confidential nature, and/or orally or in other intangible form, identified as confidential at the time of disclosure and confirmed as confidential information in writing within thirty (30) days of its initial disclosure.

(b) For a period of [***] from the date of receipt of the Confidential Information disclosed by one Party (the "Disclosing Party") hereunder, the receiving Party (the "Receiving Party") agrees to safeguard the Confidential Information and to keep it in confidence and to use reasonable efforts, consistent with those used in the protection of its own confidential information, to prevent its disclosure to third parties, except that the Receiving Party shall not be obligated hereunder in any respect to information which:

      (i) is already known to the Receiving Party at the time of its receipt from the Disclosing Party as reasonably evidenced by its written records; or

      (ii) is or becomes publicly available without breach of this Agreement by the Receiving Party; or

      (iii) is made available to a third party by the Disclosing Party without restriction on disclosure; or

      (iv) is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement; or

[***]INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      (v) is independently developed by the Receiving Party as reasonably evidenced by its written records contemporaneous with such development; or

      (vi) is disclosed with the prior written consent of the Disclosing Party, provided that each recipient from the Receiving Party shall execute a confidentiality agreement prohibiting further disclosure of the Confidential Information, under terms no less restrictive that those provided in this Agreement; or

      (vii) is required to be disclosed by the order of a governmental agency or legislative body of a court of competent jurisdiction, provided that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or

      (viii) is required to be disclosed by applicable securities of other laws or regulations, provided that SanDisk shall, prior to any such disclosure required by the U.S. Securities and Exchange Commission, provide Toshiba with notice which includes a copy of the proposed disclosure. Further, SanDisk shall consider Toshiba's timely input with respect to the disclosure.

(c) Receiving Party shall use its reasonable best efforts to limit dissemination of the Disclosing Party's Confidential Information to such of its employees who have a need to know such information for the purpose for which such information was disclosed to it. Receiving Party understands that disclosure or dissemination of the Disclosing Party's Confidential Information not expressly authorized hereunder would cause irreparable injury to the Receiving Party, for which monetary damages would not be an adequate remedy and the Disclosing Party shall be entitled to equitable relief in addition to any remedies the Disclosing Party may have hereunder or at law.

(d) Nothing contained in this Agreement shall be construed as granting or conferring any rights, licenses or relationships by the transmission of the Confidential Information.

(e) All Confidential Information disclosed hereunder shall remain the property of the Disclosing Party. Upon request by the Disclosing Party, the Receiving Party shall return all Confidential Information, including any and all copies thereof, or certify in writing that all such Confidential Information had been destroyed.

2.15 Definitions. The definitions set forth in Article I of this Appendix A shall apply to this Article II.

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